SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): September 19, 2005

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                                   ATMI, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                        1-16239               06-1481060
(State or other jurisdiction of    (Commission file number)   (I.R.S. employer
 incorporation or organization)                              identification no.)


            7 Commerce Drive
           Danbury, Connecticut                                      06810
  (Address of principal executive offices)                         (Zip code)



       Registrant's telephone number, including area code: (203) 794-1100


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17
      CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
      240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01   Entry into a Material Definitive Agreement

      On September 19, 2005, ATMI, Inc. ("ATMI") entered into an Employment Agreement (the "Employment Agreement") with Eugene G. Banucci, Ph.D., effective as of January 1, 2005 (the "Effective Date"), which Employment Agreement supercedes the employment agreement entered into between Dr. Banucci and Advanced Technology Materials, Inc., a Delaware corporation (and a subsidiary of
ATMI), dated October 10, 1997.

      The Employment Agreement has a term beginning on the Effective Date and ending on June 5, 2008 (the "Term"), subject to earlier termination as provided therein. Under the Employment Agreement, Dr. Banucci will serve as Chairman of the Board of ATMI. Dr. Banucci shall be entitled to an annual base salary of $450,000, and an incentive compensation award under the ATMI Management Incentive Plan with a target of 70% (maximum of 140%) of annual base salary for the calendar year 2005, 50% (maximum of 100%) of annual base salary for the calendar year 2006, and 30% (maximum of 60%) of annual base salary for the calendar years 2007 and 2008.

      If Dr. Banucci's employment is terminated due to death, total disability, without "Cause" (as defined in the Employment Agreement) or with "Good Reason" (as defined in the Employment Agreement), Dr. Banucci (or his estate) will be entitled to receive his base salary at the time of termination for the remainder of the Term, and, if elected, continuation of certain medical benefits. Furthermore, in the event Dr. Banucci's employment is terminated without "Cause" or with "Good Reason" within 548 days after a "change in control" (as defined in the Employment Agreement): (a) all stock options held by Dr. Banucci to purchase shares of ATMI common stock shall become fully vested and immediately exercisable and shall remain exercisable for no less than one (1) year after such termination, notwithstanding the vesting and exercise provisions of any stock option award agreement concerning such options (but subject to the relevant expiration date), and all restricted stock held by Dr. Banucci in connection with his employment shall be fully vested notwithstanding the vesting provisions of any restricted stock agreement concerning such restricted stock; provided that to the extent that the vesting of all or some of such restricted stock is not permitted under the relevant plan under which such shares are awarded, in lieu thereof, ATMI will pay Dr. Banucci an amount in cash equal to the fair market value, as of the date of termination of employment following such "change of control," of those restricted shares that do not vest, and (b) Dr. Banucci will be entitled at a minimum to the target amount under any bonus plans then in effect as if fully earned.

      Under the Employment Agreement, upon the termination of Dr. Banucci's employment, he will be subject to certain non-competition and non-solicitation restrictions.

Item 9.01   Financial Statements and Exhibits

      (c)   Exhibits.

            10.1 Employment Agreement dated September 19, 2005, effective as of January 1, 2005, by and between ATMI, Inc. and Eugene G. Banucci, Ph.D.


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, ATMI, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2005

                                       ATMI, INC.


                                       By: /s/ Daniel P. Sharkey
                                          -----------------------------------
                                          Name:  Daniel P. Sharkey
                                          Title: Vice President, Treasurer
                                                 and Chief Financial Officer